UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 12, 2004

                            The J. M. Smucker Company
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               (Exact Name of Registrant as Specified in Charter)

              Ohio                        1-5111                 34-0538550
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(State or Other Jurisdiction            (Commission            (IRS Employer
      of Incorporation)                 File Number)         Identification No.)

         One Strawberry Lane
            Orrville, Ohio                                       44667-0280
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(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (330) 682-3000

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

Pursuant to Item 7.01, "Regulation FD Disclosure", information is being furnished with respect to the extension of The J. M. Smucker Company's voluntary odd-lot program for its eligible shareholders, which will allow shareholders with fewer than 100 shares to either sell all of their shares or to purchase additional shares to increase their holdings to 100 shares. Eligible shareholders are those registered and beneficial shareholders owning fewer than 100 Smucker common shares. The program will continue to be in effect from November 13, 2004 through December 17, 2004, unless earlier terminated.

The actual price per share eligible shareholders will receive or pay will be determined by a market-based price per share that will be uniformly applied to all shareholders participating in the program from November 13, 2004 through December 17, 2004 ("Extension Period"). The price cannot be guaranteed in advance.

Shares submitted for sale will be matched to shares requested for purchase by other participating shareholders. If more shares are requested for sale than for purchase, shareholders will receive or pay the average of the closing market price for The J. M. Smucker Company common shares as reported on the New York Stock Exchange for the Extension Period. The Company will repurchase these net sales of shares, which will represent a portion of the one million shares the Company's Board of Directors authorized the repurchase of in August 2004.

If more shares are requested for purchase than for sale, the balance of shares not matched will be purchased in the open market throughout the Extension Period and a few days afterward. A weighted average price will be determined by these market trades for the Extension Period, and that is the price shareholders will receive or will pay. Weighted averaging means the per share price is obtained by dividing the aggregate dollar amount of all purchases of shares for the participants during the Extension Period by the total number of shares purchased on behalf of such participants during the Extension Period.

A copy of the press release announcing the extension of the previously announced odd-lot program, dated November 12, 2004, is attached to this Current Report on Form 8-K as Exhibit 99, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

      (c)   Exhibits

      Exhibit     Exhibit
       Number     Description
      -------     -----------

         99 Press Release Announcing Extension of Voluntary Odd-Lot Program, dated November 12, 2004

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE J. M. SMUCKER COMPANY

                                     By: /s/ Richard K. Smucker
                                         --------------------------------------
                                         Richard K. Smucker
                                         President, Co-Chief Executive Officer,
                                         and Chief Financial Officer

Date: November 12, 2004

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                                  EXHIBIT INDEX

Exhibit     Exhibit
 Number     Description
 ------     -----------

   99 Press Release Announcing Extension of Voluntary Odd-Lot Program, dated November 12, 2004